Exhibit 4.1

NORTH ATLANTIC HOLDING COMPANY, INC.

$11,000,000

7% Senior Notes due December 31, 2023

Note Purchase Agreement

Dated January 21, 2014

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-ii-

Schedule A	—	Information Relating to Purchasers

Schedule B	—	Defined Terms

Exhibit 1	—	Form of 7% Senior Note due December 31, 2023

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7% Senior Notes due December 31, 2023

January 21, 2014

To Each of The Purchasers Listed in
Schedule A Hereto:

Ladies and Gentlemen:

North Atlantic Holding Company, Inc., a Delaware corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

Section 1.          Authorization of Notes.

The Company will authorize the issue and sale of $11,000,000 aggregate principal amount of its 7% Senior Notes due December 31, 2023 (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 11). The Notes shall be substantially in the form set out in Exhibit 1. The outstanding principal amount of the Notes may be increased if the Company elects to pay interest in kind as set forth in the Notes. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 2.          Sale and Purchase of Notes.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 3.          Closing.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, at 10:00 a.m., New York City time, at a closing (the “Closing”) on a date to be determined by the Company following the consummation of the Rights Offering. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $10,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to an account provided to each Purchaser by the Company. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

[SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

Section 4.          Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.     Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

Section 4.2.     Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.7) no Default or Event of Default shall have occurred and be continuing.

Section 4.3.      Compliance Certificates.

(a)     Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

(b)     Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

Section 4.4.     Opinions of Counsel. Such Purchaser shall have received an opinion dated the date of the Closing from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Company.

Section 4.5.     Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, (b) not violate any applicable law or regulation (including without limitation Regulation T or U of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.

Section 4.6.     Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau shall have been obtained for the Notes.

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Section 4.7.     Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser.

Section 5.          Representations and Warranties of The Company.

The Company represents and warrants to each Purchaser as of the date of Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are made as of such earlier date) that:

Section 5.1.     Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2.     Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.     Disclosure. The Company has delivered to each Purchaser a copy of a Private Placement Memorandum, dated November 14, 2013 (including any supplements thereto, the “Memorandum”), relating to the rights offering by the Company consisting of (i) the Notes and (ii) warrants to purchase 11,000,000 units of membership interests in Intrepid Brands, LLC (the “Right Offering”). This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby (this Agreement, the Memorandum and such documents, certificates or other writings delivered to each Purchaser prior to January 21, 2014 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

Section 5.4.     Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, except with respect to each of clauses (i), (ii) and (iii) above that would not reasonably be expected to have a Material Adverse Effect.

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Section 5.5.     Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

Section 5.6.     Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and the other owners of the Company, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.7.     Use of Proceeds; Margin Regulations. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 6.          Representations of The Purchasers.

(a)     Each Purchaser severally represents to the Company that it is (i) a Qualified Institutional Buyer or (ii) an Accredited Investor and is purchasing the Notes in the ordinary course of its business solely for its own account or for accounts of investors who are Accredited Investors for whom such Purchaser acts as a duly authorized fiduciary or agent and as to which account such Purchaser exercises sole investment discretion, in each case for the purpose of investment, without a view to the distribution or resale of such Notes, but subject, in any event, to the disposition of the Notes being at all times within such Purchaser’s control.

(b)     Each Purchaser severally represents to the Company that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a purchase of the Note for itself or, to the extent such Purchaser is purchasing the Note other than from its own account, for each person for whose account such Purchaser is acquiring any Notes, and each Purchaser has determined that the Note is a suitable investment for itself or, to the extent such Purchaser is purchasing the Note other than from its own account, for each person for whose account such Purchaser is acquiring any Notes, both in the nature and the principal amount of the Note being acquired. Each Purchaser acknowledges that it has received the information described in Section 5.3 concerning the Company and the Note and has been given the opportunity to ask questions of and receive answers from representatives of the Company.

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(c)     Each Purchaser acknowledges that the Company is entering into this Note in reliance upon the representations, warranties and acknowledgements of the Purchasers and agrees that its representations, warranties and acknowledgements shall survive the execution and delivery of this Note and the date of the Closing.

(d)     Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 7.          Payment and Prepayment of The Notes.

Section 7.1.     Maturity. As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.

Section 7.2.     Optional Prepayments. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid without premium or penalty. The Company will give each holder of Notes written notice of each optional prepayment under this Section 7.2 not less than 5 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 7.3) and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

Section 7.3.     Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 7.4.     Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 7, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 7.5.     Purchase of Notes. The Company or an Affiliate may purchase or otherwise acquire, directly or indirectly, any of the outstanding Notes pursuant to an offer to purchase made by the Company or an Affiliate to any of the current holders of the Notes, which offer shall be on the terms set by the Company in its sole discretion and may be accepted by any holder in its sole discretion. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

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Section 8.          Covenants.

The Company covenants that so long as any of the Notes are outstanding:

Section 8.1.     Transactions with Affiliates. Other than transactions permitted under Section 8.2, the Company will not enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except upon fair and reasonable terms no less favorable to the Company than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate as determined by the Company’s Board of Directors.

Section 8.2.     Dividends; Redemption or Repurchase of Capital Stock. The Company will not declare or pay any cash dividend (other than dividends payable solely in common stock of the Person making such dividend) on, nor will the Company make any cash payment for the repurchase or redemption of, any Capital Stock of the Company, whether now or hereafter outstanding, other than in each case listed below:

(a) payments used to redeem capital stock held by officers, directors or employees of the Company (or their transferees, estates or beneficiaries under their estates); provided that the aggregate cash consideration paid for all such redemptions shall not exceed $1.0 million in the aggregate; and provided further that no payments may be made under this clause (a) to redeem capital stock held by Thomas F. Helms, Jr. (or his transferees, estates or beneficiaries under his estate);

(b) repurchases of capital stock deemed to occur upon exercise of stock options if such capital stock represents a portion of the exercise prices of such options;

(c) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for capital stock of the Company; provided that any such cash payment shall not be for the purpose of evading the limitations of this Section 8.2 (as determined in good faith by the Board of the Directors of the Company);

(d) payments made to David Brunson contemplated under the NATC Debt Documents; and

(e) the making of other such payments in an amount not to exceed $1.0 million in any calendar year          .

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Section 9.     Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)      the Company defaults in the payment of any principal on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)      the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)      the Company defaults in the material performance of or material compliance with any term contained herein (other than those referred to in Sections 9(a) and (b)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 9(c)); or

(d)      any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, and such failure either (i) is not susceptible of cure or (ii) continues for a period of 30 days after a Responsible Officer obtains actual knowledge of such failure; or

(e)      (i) the Company is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any indebtedness for borrowed money that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company is in default in the performance of or compliance with any term of any evidence of any indebtedness for borrowed money in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such indebtedness has become or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(f)      the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

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(g)      a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any such petition shall be filed against the Company and such petition shall not be dismissed within 60 days; or

(h)      a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and which judgments are not (i) paid or fully covered by insurance or (ii) within 60 days after entry thereof, bonded, discharged, vacated, satisfied or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay.

Section 10.     Remedies on Default, Etc.

Section 10.1.      Acceleration. (a) If an Event of Default with respect to the Company described in Section 9(f) or (g) (other than an Event of Default described in clause (i) of Section 9(f) or described in clause (vi) of Section 9(f) by virtue of the fact that such clause encompasses clause (i) of Section 9(f)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)         If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 10.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon (including without limitation interest accrued thereon at the Default Rate) shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

Section 10.2.      Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 10.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 10.3.      Rescission. At any time after any Notes have been declared due and payable pursuant to Section 10.1(b), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences. No rescission and annulment under this Section 10.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

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Section 10.4.      No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 13, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 10, including without limitation reasonable attorneys’ fees, expenses and disbursements.

Section 11.      Registration; Exchange; Substitution of Notes.

Section 11.1.      Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

Section 11.2.      Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 16(ii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $10,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $10,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.

Section 11.3.      Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 16(ii)) of written evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and

(a)         in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note that is a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

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(b)         in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 11.4      Legend. Each Note issued on the date of Closing and each Note delivered pursuant to this Section 11 shall bear a legend substantially as follows (until such time as the Company shall determine that such legend or any portion thereof is no longer necessary or advisable):

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW AND, ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE MAY BE TRANSFERRED ONLY PURSUANT TO SECTION 11 OF THE NOTE PURCHASE AGREEMENT. A COMPLETE AND CORRECT CONFORMED COPY OF THE NOTE PURCHASE AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE REGISTERED HOLDER OF THIS NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

Section 12.      Payments on Notes.

Section 12.1.      Place of Payment. Subject to Section 12.2, payments of principal and interest becoming due and payable on the Notes shall be made by check to each Purchaser at its address appearing on the books and records of the Company or, if requested in writing by a Purchaser to the Company, by wire transfer to an account specified by such Purchaser. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

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Section 12.2.      Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 12.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal and interest by the method and at such address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 12.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 11.2. The Company will afford the benefits of this Section 12.2 to any investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 12.2.

Section 13.      Transaction Expenses; Survival.

The Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of only one special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes and the costs and expenses incurred in enforcing or defending any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note. The obligations of the Company under this Section 13 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

Section 14.      Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 15.      Amendment and Waiver.

Section 15.1.      Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 18 hereof, or any defined term  (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 10 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 7, 9(a), 9(b), 10, 15 or 17.

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Section 15.2.      Solicitation of Holders of Notes. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 15 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

Section 15.3.      Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 15 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 15.4.      Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company shall be deemed not to be outstanding.

Section 16.      Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent (i) if to any holder of any Note, to such holder at such address as such holder shall have specified to the Company in writing, or (ii) if to the Company, to the Company at such address as the Company shall have specified to the holder of each Note in writing. Notices under this Section 16 will be deemed given only when actually received.

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Section 17.      Confidential Information.

For the purposes of this Section 17 “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf or (c) otherwise becomes known to such Purchaser other than through disclosure by the Company. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 17, (iii) any other holder of any Note, (iv) any investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 17), (v) any federal or state regulatory authority having jurisdiction over such Purchaser, or (vi) any other Person to which such delivery or disclosure is necessary (x) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or (y) in response to any subpoena or other court order. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 17 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 17.

Section 18.     Miscellaneous.

Section 18.1.      Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including without limitation any subsequent holder of a Note) whether so expressed or not.

Section 18.2.      Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 7.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

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Section 18.3.      Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

Section 18.4.      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 18.5.      Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 18.6.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 18.7.      Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 18.8.      Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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(b)      The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 18.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 17 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)      Nothing in this Section 18.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)      The parties hereto hereby waive trial by jury in any action brought on or with respect to this agreement, the Notes or any other document executed in connection herewith or therewith.

* * * * *

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If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

NORTH ATLANTIC HOLDING COMPANY, INC.

By	/s/ Brian Harris
Name: Brian Harris
Title: Senior Vice President and Chief Financial Officer

[SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

INDIVIDUAL PURCHASER:

Daniel G. Fitzgerald
(Print Name)

/s/ Daniel H. Fitzgerald
(Signature)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER PURCHASER:

(Print Name of Purchaser)

By:
(Signature)

(Print Name and Title)

Address for Notices:

/s/ Dan Fitzgerald
961 North ST
Greenwich CT 06831
Attn:
Fax:
E-mail:	fitz@pinewoodcapital.com

PURCHASER SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

INDIVIDUAL PURCHASER:

(Print Name)

(Signature)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER PURCHASER:

Helms Management Corp.
(Print Name of Purchaser)

By:	/s/ Thomas Helms
(Signature)

Thomas F. Helms, Jr., President
(Print Name and Title)

Address for Notices:
75 Woods Lane
East Hampton, NY 11937

Attn:	Thomas F. Helms, Jr.
Fax:	N/A
E-mail:	thelmsjr@natcinc.net

PURCHASER SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

INDIVIDUAL PURCHASER:

Peter A. Parent
(Print Name)

/s/ Peter A. Parent
(Signature)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER PURCHASER:

(Print Name of Purchaser)

By:
(Signature)

(Print Name and Title)

Address for Notices:
190 Clapboard Ridgo Road
Greenwich, CT 06831

Attn:	Peter Parent
Fax:	203 861 - 7112
E-mail:	peter.parent@nomura.com

PURCHASER SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

INDIVIDUAL PURCHASER:

Michael Terry
(Print Name)

/s/ Michael Terry
(Signature)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER PURCHASER:

(Print Name of Purchaser)

By:
(Signature)

(Print Name and Title)

Address for Notices:

Attn:
Fax:
E-mail:

PURCHASER SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

INDIVIDUAL PURCHASER:

Lawrence Wexler
(Print Name)

/s/ Lawrence Wexler
(Signature)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER PURCHASER:

(Print Name of Purchaser)

By:
(Signature)

(Print Name and Title)

Address for Notices:

Attn:
Fax:
E-mail:

PURCHASER SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

INDIVIDUAL PURCHASER:

Charles H. Melander
(Print Name)

/s/ Charles H. Melander
(Signature)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER PURCHASER:

(Print Name of Purchaser)

By:
(Signature)

(Print Name and Title)

Address for Notices:
3682 Briarcliff Trace
Owensboro, KY 42303

Attn:	Charles Melander
Fax:
E-mail:	cmelander@nationaltobacco.com

PURCHASER SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

INDIVIDUAL PURCHASER:

Graham Purry
(Print Name)

/s/ Graham Purry
(Signature)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER PURCHASER:

(Print Name of Purchaser)

By:
(Signature)

(Print Name and Title)

Address for Notices:

Attn:
Fax:
E-mail:

PURCHASER SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

INDIVIDUAL PURCHASER:

James Dobbins
(Print Name)

/s/ James Dobbins
(Signature)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER PURCHASER:

(Print Name of Purchaser)

By:
(Signature)

(Print Name and Title)

Address for Notices:

Attn:
Fax:
E-mail:

PURCHASER SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

North Atlantic Holding Company, Inc.
5201 Interchange Way
Louisville, KY 40229

Information Relating To Purchasers

Principal Amount of
Name of Purchaser	Notes to Be Purchased
Peter A. Parent	$3,589.00
James Dobbins	$5,000.00
Charles Melander	$10,000.00
Michael Terry	$10,000.00
Graham Purdy	$10,000.00
Daniel H. Fitzgerald	$16,000.00
Lawrence Wexler	$180,000.00
Helms Management Corp.	$2,277,000.00

Schedule A
(to Note Purchase Agreement)

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Accredited Investor” means any Person who is an “accredited investor” within the meaning of such term as set forth in Rule 501(a) under the Securities Act.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Business Day” means (a) for the purposes of Section 6.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Closing” is defined in Section 3.

“Company” means North Atlantic Holding Company, Inc., a Delaware corporation or any successor that becomes such in the manner prescribed in Section 8.2.

“Confidential Information” is defined in Section 17.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes.

“Event of Default” is defined in Section 9.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)           the government of

(i)          the United States of America or any State or other political subdivision thereof, or

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(ii)          any other jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or

(b)           any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 11.1.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company, (b) the ability of the Company to perform its obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement or the Notes.

“Memorandum” is defined in Section 5.3.

“NATC Debt Documents” means the ABL Credit Agreement dated as of January 13, 2014, the First Lien Term Loan Credit Agreement dated as of January 13, 2014 and the Second Lien Term Loan Credit Agreement dated as of January 13, 2014, in each case, as may be amended, extended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Notes” is defined in Section 1.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Required Holders” means, at any time, the holders of a majority of the principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

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“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

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[Form of Note]

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW AND, ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE MAY BE TRANSFERRED ONLY PURSUANT TO SECTION 11 OF THE NOTE PURCHASE AGREEMENT REFERRED TO BELOW. A COMPLETE AND CORRECT CONFORMED COPY OF THE NOTE PURCHASE AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE REGISTERED HOLDER OF THIS NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE COMPANY (AS DEFINED BELOW) AT 5201 INTERCHANGE WAY LOUISVILLE, KY 40229.

North Atlantic Holding Company, Inc.

7% Senior Note Due December 31, 2023

No. [_____]	[Date]
$[_______]	PPN[______________]

For Value Received, the undersigned, NORTH ATLANTIC HOLDING COMPANY, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on December 31, 2023, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 7% per annum from the date hereof, payable semiannually in cash, on the last business day of June and December in each year, commencing with June 30, 2014, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal or any overdue payment of interest, payable semi-annually as aforesaid, at a rate per annum from time to time equal to the rate provided in clause (a) above plus 2.00%; provided, in each case, that the Company may upon at least three business days notice elect to pay on such interest payment date interest in kind through an increase in the principal amount of the Notes (the “Additional PIK Principal”), which increase shall be evidenced by an amended and restated Note to the extent requested by the applicable holder (but the holder shall not request an amended and restated Note any more frequently than annually). The Additional PIK Principal shall bear interest at the same rate as the Notes and the Company shall pay the principal amount of the Notes (including the Additional PIK Principal) when the Note comes due. Payments of principal of and interest on this Note are to be made in lawful money of the United States of America at such place as provided in Section 12 of the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of January 21, 2014 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 17 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

North Atlantic Holding Company, Inc.

By
Authorized Officer

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